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EXHIBIT 99.1

                                   AMARU INC.
                                OCTOBER 20, 2006
                                  8:00 A.M. EDT



Coordinator                Good day, ladies and gentlemen, and welcome to the
                           Amaru, Inc. Third Quarter 2006 Earnings Results conference call. My name is Annie and I will be the audio operator for today. At this time all participants are in a listen-only mode. We will be conducting a question and answer session towards the end of the conference.

                           I would now like to turn this presentation over to your host for today's call, Mr. Crocker Coulson. Please proceed, sir.

C. Coulson                 Thank you, Annie. Good morning everybody here in the
                           U.S. and good evening to those of you who are joining us from Singapore and thank all of you for joining us on Amaru's Third Quarter 2006 conference call.

                           I'm Crocker Coulson, President of CCG Elite Investor Relations, Amaru's outside IR counsel. With me today on the call are Colin Binny, the company's President and CEO, and also Bee Leng Ho, the company's CFO.

                           Our agenda for today is as follows. Colin will make some opening remarks about the company's financial results as well as review the company's business strategy and the key operational accomplishments during the third quarter 2006. He will then turn the call over to Bee Leng to discuss the third quarter financial results in greater detail. Then Colin is going to make some concluding remarks about Amaru's business outlook for the remainder of 2006. At that point we're going to open up the call to your questions.

                           But before we get started I'd like to remind our listeners that our comments today will contain forward-looking statements and management may make some additional forward-looking statements in response to your questions. Such written and oral disclosures are made pursuant to the Safe Harbor Act Provision of the Private Securities and Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the anticipated results. These types of statements and the underlying factors are listed in the company's filings with the Securities and Exchange Commission as well as in today's news release that was distributed before the market opened.

                           Our statements on this call are made as of October 20, 2006, and Amaru undertakes no obligation to update any of the forward-looking statements contained herein, whether it's a result of new information, future events, changes in expectations or otherwise.

                           With those formalities out of the way, it's now my pleasure to turn this call over to Amaru's President, CEO, Colin Binny.

C. Binny                   Thanks, Crocker, and welcome to everyone on the call.
                           I'm very pleased to report we have achieved our fourth consecutive quarter of record revenue. To mention a few highlights:




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                           Our total revenues grew 33.8% year-over-year to a
                           record $9.3 million. The growth is primarily attributed to our entertainment segment which increased 585.8% year-over-year and 39.6% sequentially.

                           The percentage of total revenue generated by the entertainment segment increased to 33.2% from 6.5% for the same period a year ago and from 29.8% for the second quarter 2006.

                           Our operating income increased to a record $1.3 million from a loss of $0.1 million in the third quarter 2005 and up 50.6% from $0.9 million in the previous quarter.

                           And net income for the quarter was $0.9 million an increase from a loss of $97,155 in the third quarter 2005.

                           We are very pleased to report another quarter of record revenues, gross profit and operating income and expect to build on this momentum in the coming quarters as we continue to expand our global penetration of interactive streaming video-on-demand and e-commerce over broadband channels, Internet portals and 3G devices. The growth of our higher margin entertainment business, while still in its early stages, gives us confidence in our ability to effectively monetize the tremendous library of premium content that we have acquired over the past several years. Our very strong viewership metrics are now making our online entertainment channels increasingly attractive to advertisers. And after refining our delivery model in Singapore, we are now moving to roll out our M2BTV service in North America, which we expect will be a significant growth driver in 2007.

                           Bee Leng Ho, our CFO, will go into more detail on our financial results a bit later in the call.

                           Why do we feel confident about our strategic direction?

                           We have strategically position Amaru to take advantage of the explosion in global broadband adoption and adoption of online, on demand delivery of entertainment. We have assembled a world class content library that we are rapidly adding to with new, must view content. We have developed the infrastructure to deliver that content cost effectively and at very high quality. We have built the distribution partnerships required to deliver this content over multiple platforms - including internet, set top box, and mobile devices. We have rapidly scaled our unique viewers to the point that we have become a very attractive platform for interactive advertising. And we are now beginning to aggressively promote our proven offering in major global markets.

                           Most importantly, as our Q3 results demonstrate, we are now beginning to successfully monetize our content and platform to develop a very high margin, multi-layered revenue model.

                           We have created diversified revenue streams from content aggregation, syndication, and distribution, advertising, subscription, broadband consulting services, and online shopping, gaming and travel. We accomplish this by acquiring extensive rights to content over Broadband, which we then aggregate to channels and put over streaming networks by compressing to packets and transmitting globally to



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                           any number of consumer's end device such as
                           computers, handheld wireless devices or television sets. We are now beginning to monetize our large viewer base by selling advertising, subscriptions, e-services, on-line shopping, travel and gaming.
                           Our strong financial results show that our business model is building momentum and as we enter into the year-end shopping season we intend to intensify our marketing efforts. To this point, we are planning a series of promotional launches for the North American market to start the roll out of our M2Btv Broadband TV service that delivers 55 channels of on-demand entertainment content through the PONY set-top box launched in July this year. The PONY box delivers a broad range of content including on-demand programming, video conferencing, video mail, Internet browsing, access to online shopping and travel guides and bookings. Recently, we have added a selection of interactive casual games including Push'n'Shove, Deal With It and Sudoko, with more to come in the near future. The introduction of M2Btv and PONY enables Amaru to deliver on its strategy of providing video content on-demand to any screen, from PC or laptop computers, 3G devices and now TV.

                           We are positioned to capitalize on major industry trends including the shift from legacy modes of distributing media content such as broadcasting, cable, DVD and film, to the dynamic new paradigm of online, on-demand distribution of customized content via broadband. This shift is paralleling the transformation of the global music industry by the advent of music downloads, podcasting and the like. Moreover, the profile of the broadband user is very attractive to advertisers and marketers, with the average high-speed surfer twice as likely to shop on line as a dial up user. This has resulted in a shift of increasing advertising dollars going to new interactive media platforms such as seen with rich media advertising and Advertainments - that is supplying enough information and entertainment to get viewers interested enough to lead to some kind of transaction. Consumers are shifting away from the couch potato / TV viewing habits toward flexible, personalized media experience on an on-demand basis, anytime, anywhere and any screen. Finally, the convergence between telecommunications and media powered by broadband technology enables high-speed, high-quality transmission of video, voice and data.

                           Amaru is a consumer facing company and we have developed a reliable, cost-effective global streaming network to deliver our wide range of content to consumers with broadband access in the any country with our PONY box that can be plugged into any home with broadband access, regardless of the ISP that is used. However, our key strength and our competitive edge is our experience and expertise in content aggregation, distribution and syndication. We have invested over $29 million to build up our film and content library through our strong relationships with major content players like SONY in Hollywood and KBS, the largest TV broadcaster in South Korea, with whom we have signed a major collaboration to distribute top-rated Korean dramas. Our content assets combined with our delivery system and our know-how in programming allows Amaru to create multiple revenue streams which is the fundamental strength of our high growth, hybrid business model. The multiple streams of revenue comes from segmenting content to target specific demographics and amassing viewers on the multiple M2B broadband channels, which will, in turn, attract advertisers who want to reach these market segments through interactive new media platforms.



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                           Our base of viewers across the multiple M2B channels
                           has grown from 29 million at the end of the second quarter 2006 to 58 million accesses - 50% of which come from the U.S., 20% from Asia and 30% from Europe and the rest of the world.* Our subscriber base has grown to 43,000 worldwide from 33,000 worldwide at the end of the second quarter 2006; our wireless subscribers are over 5,000 customers for our 3G service tie-up with Singapore's largest telco, SingTel. By late 2006, another new channel, the M2B World Travel platform, will be operational and we expect that this unique offering that combines on-demand videos of travel / hospitality products and services with online transaction booking backed by a global agreement with Amadeus will become a reference site for online travel consumers as well as armchair travelers who just want to watch destination videos. Exciting travel content offered at this site includes our recently launched "Get Out" which offers wild and exotic VIP access to all the top tourist locations, as well as the hidden treasures unique to each locale.

                           In Q3, we launched our signature M2Btv showroom in Singapore where consumers can come sample the ultimate on-demand lifestyle experience. The showroom is designed to offer visitors a dynamic experience as they interact with M2Btv's extensive content allowing them the ability to engage for themselves the on-demand entertainment of their choice from the device of their choice. We will eventually be opening similar showrooms in North America.

                           Following these initiative for the online with M2B World Travel, and TV with M2Btv, we are focusing on expanding our service offering for 3G and mobile devices in the coming quarters.

                           We intend to continue to expand our geographic presence in 2007. We plan to enter markets in Australia, Canada, Europe and Japan, targeting the major cities where broadband is widely accessible. In building a variety of global online viewing communities we are also providing new media interactive platforms for advertisers which increase our ability to monetize our content.

                           With that I would like to turn the call over to Bee Leng Ho for a more detailed discussion of our financials. Bee Leng.

B.L. Ho Thank you, Colin. Good morning, everyone. I would like to provide some detail on the quarterly results filed yesterday.

                           As Colin mentioned, we had a strong quarter with our fourth consecutive record revenues, gross profits, and operating income. Our total revenues for the second quarter grew to $9.3 million, an increase of 33.8% over third quarter 2005 revenue of $7.0 million. Sequentially our revenue grew 25.3% from $7.4 million.

                           Our strong growth can be attributed to the increase in revenues generated from our entertainment business which continues to expand in numbers of viewers and advertisers. Our entertainment business increased 585.8% to $3.1 million from revenues in the third quarter 2005 of $0.5 million and increased 39.6% from revenues in the previous quarter of $2.2 million. As a percentage of total revenue, the entertainment segment increased to 33.2% from 6.5% in the third quarter 2005 and 29.8% in the previous quarter. While we have multiple revenue streams including subscriptions, gaming and e-commerce that contribute to our entertainment segment, the majority of our increase in the entertainment business was derived from licensing and advertising.




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                           Revenue from our digit games segment was $6.2 million
                           down from revenues in the third quarter 2005 of $6.5 million and up 19.1% from revenues in the second quarter 2005 of $5.2 million. As a percent of revenue, digit games represented 66.7% of total revenue, down from the same period a year ago of 93.5% and from the previous quarter of 70.2%.

                           Gross profit for the third quarter 2006 was $3.2 million, an increase of 489.3% compared to gross profit of $0.5 million for the same period in 2005 and up 43.7% sequentially from gross profit of $2.2 million. Our gross margin increased to 34.7%, up from 7.9% for the same period last year and up from 30.3% in the second quarter of 2006. The dramatic increase in gross margin is attributed to the increased percentage of revenue derived from our higher margin entertainment business.

                           Distribution expenses for the quarter were $0.3 million, or 3.2% of revenue, as compared to the $0.2 million, or 2.4% of revenue, in the comparable quarter last year. We expect to see a significant ramp in marketing expenses during the fourth quarter of this year in support of the formal launch of our M2Btv service in the US.

                           Administrative expenses for the quarter grew to over $1.6 million, or 17.1% of revenue, as compared to the $0.5 million, or 7.4% of revenue, in the comparable quarter last year. The main reasons for the increase in administrative expenses are due to rising staff costs resulting from new hires and expansion of offices during the quarter.

                           Our operating income grew to a record $1.3 million, a significant improvement over the operating loss $0.1 million in the third quarter 2005. On a sequential basis our operating income grew 50.6% from $0.9 million. Operating margin was 14.4% as compared to a loss for the third quarter in 2005 and up from 12% margin we posted in the second quarter of 2006.

                           Our net income was $0.9 million, up from the loss of $0.1 million we posted in the same period a year ago and essentially flat from the second quarter 2006 of $0.9 million. Our net income was impacted by the increase in Singapore tax provision which represents 20% of profits before taxes after adding back non-deductible items.

                           Diluted earnings per share were $0.01 for the third quarter 2006, up from a loss of $0.001 in the third quarter 2005 and no change from $0.01 in the second quarter 2006.

                           Turning to the balance sheet, as of the end of September 2006 we had $3.5 million in cash and cash equivalents and over $7 million in working capital. Our shareholders equity was $42 million, up from nearly $20 million at year-end 2005.

                           With that I would like to turn the call back over Colin to sum up and discuss guidance for the remainder of the year.




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C. Binny                   Thank you, Bee Leng. With a strong, debt-free balance
                           sheet, profitable operations, and expanding content library we believe Amaru is strategically positioned to capture opportunities in the global broadband marketplace. We plan to continue to invest in acquiring rights to premium content broadband distribution that will enable us to build a strong viewership base that can be monetized to advertising, subscriptions, pay per view and e-commerce activities to build a multi-layered revenue model. We expect this to continue to grow strongly with the rollout of our global broadband TV, PONY set-top boxes and our World Travel platform. We are placing significant resources and focus behind the launch of M2B in the US market right now, which we see as the most attractive market. And we plan to expand into additional markets, including Australia, Canada, Europe and Japan by year-end 2007.

                           Our outlook for year-end 2006 is that we are maintaining our previous guidance of $30 million to $35 million and to achieve net income of between $1.2 million to $1.5 million. Overall, we continue to be pleased with our financial and operational performance during the quarter and for the year.

                           With that I will hand you over to the operator and answer any of your questions. Operator?


* Please note that the previous version read:
"50% to 60% of which come from the U.S., 20% from Asia and the rest from the rest of the world."